Exhibit 99.1

SUBSCRIPTION AGREEMENT

This subscription agreement (this “Subscription Agreement”) is dated July 16, 2010, by and between William Blair & Company, LLC (“William Blair”), for and on behalf of investors set forth on Schedule A (the “Investors”), and Dreams, Inc., a Utah corporation (the “Company”), whereby the parties agree as follows:

1.     Subscription.

a) Each Investor agrees to buy and the Company agrees to sell and issue to each Investor that number of shares of the Company’s common stock, no par value, set forth on the attached Schedule A, which collectively totals 4,615,384 shares (the “Shares”), for the purchase price set forth on Schedule A, with collectively totals $5,999,999.20 (the “Purchase Price”).

b) The Shares have been registered on a Form S-3, File No. 333-167765, which registration statement (the “Registration Statement”) has been declared effective by the Securities and Exchange Commission, has remained effective since such date and is effective on the date hereof. A prospectus supplement will be delivered as required by law.

c) On the date the Company receives the approval of the NYSE AMEX Equities Exchange (“AMEX”) for the listing of the Shares (the “Closing Date”), the Investors shall initiate wire transfers to the Company, pursuant to instructions provided by the Company, in a total amount equal to the Purchase Price. Upon receipt of such payment Company shall immediately cause the Shares to be delivered to Investors. The transfer of the Shares shall be made through the facilities of The Depository Trust Company’s (“DTC”) DWAC system in accordance with the instructions provided to the Company by the Investors, or in such other manner as is agreed upon by the parties.

2.    Company Representations and Warranties. The Company represents and warrants to the Investors as follows: (a) it has full right, power and authority to enter into this Subscription Agreement and to perform all of its obligations hereunder; (b) this Subscription Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally; (c) the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) the Company’s articles of incorporation or by-laws, or (ii) any material agreement or any law or regulation to which the Company is a party or by which any of its property or assets is bound; (d) the Shares have been duly authorized for sale and issuance, and when issued and delivered, will be validly issued, fully paid and nonassessable; (e) the Registration Statement and any post-effective amendment thereto filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (f) the prospectus, dated July 15, 2010

(the “Base Prospectus”) contained in the Registration Statement, and any prospectus supplement to the Base Prospectus, did not contain as of its respective date, and as of the date hereof does not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (g) except with respect to the transactions contemplated by this Subscription Agreement the Company has not provided the Investors or any of their officers or directors with any material, non-public information.

3.    Investors Representations, Warranties and Acknowledgments. William Blair represents and warrants on behalf of each Investor as follows: (a) William Blair has full right, power and authority to enter into this Subscription Agreement on behalf of each Investor and to perform all of its obligations hereunder; (b) this Subscription Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of each Investor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally; (c) the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) Investor’s certificate of incorporation or by-laws (or other similar governing documents), or (ii) any material agreement or any law or regulation to which Investor is a party or by which any of their property or assets is bound; (d) prior to the execution hereof, Investor has had full access to and relied only upon (i) the Base Prospectus, (ii) any prospectus supplements to the Base Prospectus, including in each case information incorporated by reference therein, and (iii) the pricing and expense information contained in this Subscription Agreement; and (e) Investor has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any short sales (as defined in Rule 200(a) of Regulation SHO) involving the Company’s securities) since the time that such Investor was first contacted by the Company or its advisors regarding an investment in the Company. William Blair, on behalf of each Investor, covenants that neither the Investors nor any person acting on their behalf or pursuant to any understanding with them will engage in any transactions in the securities of the Company (including short sales) prior to the time that the transactions contemplated by this Subscription Agreement are publicly disclosed.

4.    Covenants.

a) The Company shall file an additional listing application with AMEX, seeking approval for the listing of the Shares on AMEX, concurrently with the execution of this Subscription Agreement.

b) The Company shall, within two business days of the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and issue a Current Report on Form 8-K including the Subscription Agreement as an exhibit thereto. From and after the issuance of such press release and Current Report on Form 8-K, the Company shall have publicly disclosed all material, non-public information delivered the Investors by the Company, if any, or any of its officers or directors in connection with the transactions contemplated hereby.

5.    Miscellaneous.

a) This Subscription Agreement constitutes the entire understanding and agreement between the parties with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription Agreement. This Subscription Agreement may be modified only in writing signed by the parties hereto.

b) This Subscription Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile or PDF.

c) The provisions of this Subscription Agreement are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription Agreement and this Subscription Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

d) All communications hereunder shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company: as set forth on the signature page hereto.

To the Investors: as set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

e) This Subscription Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. To the extent determined by such court, the prevailing party shall reimburse the other party for any reasonable legal fees and disbursements incurred in enforcement of, or protection of any of its rights under this Subscription Agreement.

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If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this letter.

COMPANY: DREAMS, INC.

Signature:	/s/ Ross Tannenbaum
Printed Name:	Ross Tannenbaum
Title:	Chief Executive Officer

Address for Notice:
Two South University Drive, Ste. 325 Plantation, Florida 33324 Facsimile: 954-475-8785 Attention: Chief Executive Officer

With a copy to:
Roetzel & Andress 350 East Las Olas Boulevard, Ste. 1150 Fort Lauderdale, Florida 33301 Facsimile: 954-462-4260 Attention: Joel D. Mayersohn

FOR AND ON BEHALF OF EACH INVESTOR LISTED ON SCHEDULE A: WILLIAM BLAIR & COMPANY, LLC

Signature:	/s/ Michael P. Balkin
Printed Name:	Michael P. Balkin
Title:	Portfolio Manager

Address for Notice:
222 W. Adams Chicago, Illinois 60606 Facsimile: 773-409-5572 Attention: Walter R. Randall, Jr.

SCHEDULE A

Buyer/Account Registration	Share Quantity	Purchase Price
THE DEPT OF PERSONNEL ADMINISTRATION OF THE STATE OF CALIFORNIA	229,912	$298,885.60
DAI, INC	48,880	$63,544.00
CITY OF DEARBORN GENERAL EMPLOYEES RETIREMENT SYSTEM	32,753	$42,578.90
CITY OF DEARBORN POLICEMEN & FIREMEN REV RETIREMENT SYSTEMS	70,540	$91,702.00
HEWITT INVESTMENT GROUP- CRAWFORD & CO	44,228	$57,496.40
NEW BROOKDALE PARTNERS, LP	6,398	$8,317.40
RUSH UNIVERSITY MEDICAL CENTER ENDOWMENT ACCOUNT	76,113	$98,946.90
RUSH UNIVERSITY MEDICAL CENTER PENSION & RETIREMENT	81,926	$106,503.80
THE 1199SEIU HEALTH CARE EMPLOYEES PENSION FUND	174,148	$226,392.40
THE 1199SEIU GREATER NEW YORK PENSION FUND	60,108	$78,140.40
SMALL CAP GROWTH FUND	3,790,378	$4,927,491.40

TOTALS	4,615,384	$5,999,999.20

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